Exhibit 99.1

OPTi Inc. Announces Deregistration

Los Altos, CA, June 21, 2013 – OPTi Inc. (OTCBB:OPTI) announced today that its board of directors (“Board”) decided to deregister the Company’s common stock from the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board determined, after careful consideration, that deregistration is in the best interests of the Company and its shareholders.

The Company is eligible to deregister its stock because the Company has fewer than 300 shareholders of record. The Company intends to file a Form 15 on or about July 12, 2013 with the U.S. Securities and Exchange Commission (“SEC”) to commence deregistration. Upon filing of the Form 15, the Company will no longer be obligated to file reports on Forms 10-K, 10-Q or 8-K, but intends to post quarterly financial reports on its website. The Company will save accounting, legal and administrative expenses by deregistering its shares.

Information set forth in this release may constitute and include forward looking information made within the meaning of Section 27A of the Security Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, that involves risks and uncertainties. The final outcome of the Company’s deregistration process may differ from what is set forth in this release.

Contact:

Bernard Marren, President & CEO

Michael Mazzoni, CFO

(650) 213-8550